Securities Act File No. 333-220706

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A-2

☒Registration Statement Under the Securities Act of 1933
☒	Pre-effective Amendment No. 2
☐	Post-effective Amendment No.

IA Energy Corp.

(Exact Name of Registrant as Specified in Charter)

24328 Vermont Avenue, Suite 300

Harbor City, California 90710

(Address of Principal Executive Offices)

(310) 891-1959

(Registrant’s Telephone Number, Including Area Code)

Mr. Renato A. Paraiso, Chief Executive Officer

IA Energy Corp.

24328 Vermont Avenue, Suite 300

Harbor City, California 90710

(Name and Address of Agent for Service)

Copies to:

John D. Thomas, Esq.

John D. Thomas, P.C.

11650 South State Street, Suite 240

Draper, UT 84020

Telephone: (801) 816-2536

Facsimile: (801) 816-2537

Approximate Date of Proposed Public Offering: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐   Accelerated Filer ☐   Non-Accelerated Filer ☐   Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE UNDER THE SECURITIES ACT OF 1933

Title of Securities Being Registered	Amount Being Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee(3)

Common stock ($0.0001 par value)	515,000	$257,500	$29.84

(1)

Represents 515,000 shares of our common stock being registered for resale on behalf of the selling shareholders named in this registration statement. In accordance with Rule 416(a), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)

Our disclosing shareholders will sell their shares at the price of $0.50 per share until the shares are quoted on the OTCQB marketplace or on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

(3)	Calculated under Section 6(b) of the Securities Act of 1933 as $.00012880 of the aggregate offering price.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED MARCH __, 2018

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, MARCH __, 2018

515,000 Shares of Common Stock

IA Energy Corp.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offering to sell these securities and it is not a solicitation of an offering to buy these securities in any state where the offering or sale of such securities is not permitted.

This prospectus relates to the resale of shares of Common stock of IA Energy Corp. (hereafter, “we” “us” “our”, “IA Energy Corp.” or the “Company”) by certain holders of common shares (“Holders”) of the Company, at a price of $0.50 per share until our shares of common stock are quoted on the OTCQB Market Place or on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We will not receive any of the proceeds from the sale of the shares by the holders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange or the NASDAQ stock market, and is not eligible to trade on the OTCQB Marketplace or on the OTC Bulletin Board. There is no guarantee that our securities will ever trade on the OTCQB Marketplace or on the OTC Bulletin Board.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012 ("Jobs Act"), and will therefore be subject to reduced public company reporting requirements.

An investment in our common stock is subject to many risks and an investment in our shares will also involve a high degree of risk. See “Risk Factors” on page 4 to read about factors you should consider before purchasing shares of our common stock.

 _______________________________________

Neither the SEC nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the SEC. The selling stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is March __, 2018

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You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not offering to sell these securities in any jurisdiction where such offering or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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FORWARD-LOOKING STATEMENTS AND PROJECTIONS

All statements contained in this prospectus that are not historical facts, including statements regarding anticipated activity, are “forward-looking statements” within the meaning of the federal securities laws, involve a number of risks and uncertainties and are based on our beliefs and assumptions and information currently available to us. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “should,” “expect,” “objective,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “forecast,” “continue,” “strategy,” or “position” or the negative of such terms or other variations of them or by comparable terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future operating results or the ability to generate sales, income or cash flow are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including:

•	The level of competition in the waste-to-energy industry;

•	Our ability to obtain additional capital to finance development, manufacturing and production of products either currently being developed or that we may hereafter acquire;

•	Our reliance upon management and particularly Renato A. Paraiso, our Chief Executive Officer, to execute our business plan;

•	The price of our common stock; and

•	The risks, uncertainties and other factors we identify in “Risk Factors” and elsewhere in this prospectus and in our filings with the SEC.

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PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. It is not complete and may not contain all of the information that you may want to consider. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus. Except where the context suggests otherwise, the terms “we,” “us,” “our,” “IA Energy Corp.” and the “Company” refer to IA Energy Corp. We refer in this prospectus to our executive officers and other members of our management team, collectively, as “Management.”

Company Organization

IA Energy Corp., a Wyoming corporation, is a start-up global waste-to-energy company. We were incorporated on January 6, 2016 in the state of Wyoming. Our business office and mailing address is 24328 Vermont Avenue, Suite 300, Harbor City, CA 90710, and our telephone number is (310) 891-1959. Our website is www.iaenergyinc.com and is not part of this prospectus.

Business

Our operations to date have been devoted primarily to start-up and development activities, which include: (i) formation of the Company; (ii) development of our business plan; (iii) development of our proprietary waste-to-energy technology; and (iv) marketing of our proprietary waste-to-energy technology. Though to date, significant research and development has been done, as described in more detail herein, we have not completed development of our proprietary waste-to-energy technologyand there is no assurance that we will be successful in completing the development.

From our inception on January 6, 2016, until the present, we have had limited operating activities. During the period from inception on January 6, 2016 until the date of this prospectus we had no revenues. During the period from inception on January 6, 2016 to September 30, 2017 we had operating expenses of $255,747 which consisted mainly of consulting and business development expenses.

From our inception on January 6, 2016 until the date of this prospectus we have received an aggregate of $257,500 from the sale of our common stock. We have used all proceeds from the offering for working capital.

Neither management nor our shareholders have had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger, change of control, or similar transaction.

 IA Energy Corp. Mission Statement.

OZS Management Consultancy Services

On January 6, 2016, we entered into an agreement with OZS Management Consultancy Services to develop our contracts in the Philippines and to establish our first operating facility.

OZS Management Consultancy Services is strategically located in Makati, the business district of Philippines. OZS isa business management consulting firm that provides business consultancy services to foreign and local companies setting up operations in the Philippines.

OZS offers a turnkey solution dedicated to getting foreign companies up and running as soon as possible including business registration, government tax incentives, tax holidays and accounting.

OZS has been working on waste to energy projects in the Philippines for over five years now and have worked as consultant with many public landfills for waste to energy projects including but not limited to gasification, pyrolysis, and RDFs (refuse derived fuels). OZS is working in conjunction with a group of retired government officials from the MMDA (Metropolitan Manila Development Authority) who oversee all landfills, MSW (municipal solid waste) government recycling programs in the Philippines for the last 30 years.

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Business and Technology Description

Our initial focus will be build and operate a pilot facility to process waste tires, which are in great supply in the Philippines.   Due to a shortage of disposal capacity for these tires, and the lack of desire to create landfill capacity or alternative solutions. Supply of tires for processing is readily available, at low or no cost to us.

The  tires will be converted by pyrolysis into bunker fuel and some other recyclable bi-products.  Pyrolysis is a well established technology that is detailed below. The bunker fuel, which is a type of diesel, will be utilized to run generators which will produce electricity and sold to utility companies in the local municipality.

In the Philippines, electricity is in short supply and many communities have daily scheduled power outages to conserve power. Unplanned power outages are also a expected throughout the Philippines. We are confident that the demand for this newly generated electricity from the processing of the tires and use of the bunker fuel.

We have attained renewable electricity status from the Philippines department of energy to qualify for all government incentives related to renewable electricity. We believe that due to shortages and increasing electricity demand in the Philippines, these fuel oils represent a significant opportunity for the Company.

Our second stage of our business plan will be to process plastics in addition to the tires for the creation of the bunker fuel.

Power generation in the Philippines is not considered as a public utility operation, which means interested parties do not need to secure a congressional franchise to operate a power generation company. However, power generation is regulated by the Energy Regulation Commission (ERC) who must issue a certificate of compliance to interested parties to ensure that the standards set forth in the Electric Power Industry Reform Act of 2011 (EPIRA) are followed. The ERC is also responsible for determining any power abuse or anti-competitive behavior. Power generation is a value added tax zero-rated (i.e. not subject to 12% VAT) to ensure lower rates for end-users. Electricity in the Philippines is produced from various sources such as coal, oil, natural gas, and renewable sources.

According to several articles and news sites, the Philippines faced a power supply shortage leading to rolling blackouts across the country during the years 2014-2015. In late 2014, President Aquino requested the Congress to pass a resolution giving him emergency power to allow the government to provide additional supply and prevent a power shortage in 2015. However, the passing of the resolution was delayed and Aquino admitted that his original plan was no longer feasible. His proposal was tweaked and the Interruptible Load Program (ILP) was recommended for use in the Luzon power grid instead. The ILP essentially enrolls large establishments, including government owned and controlled corporations, with their own generators to voluntarily disconnect from the main grid and switch to their generators instead when a power outage was predicted. Their rationale was that a power outage would cause these establishments to run on generators anyway so it is more beneficial for them to run their generators in an organized fashion.

Pyrolysis

Pyrolysis is the process of molecular breakdown where larger molecules are broken down in smaller molecules. We are dedicated to the pyrolysis of waste tires and plastic to oil plant manufacturing. The long chain polymer is broken down into smaller chains of Hydrocarbon Gas and Pyrolysis Oil during this process. After further processing in a distillation machine, this waste plastic pyrolysis oil can be changed into diesel oil which can be directly used for diesel oil generators, tractors and trucks, etc. In pyrolysis, the polymer waste is not burned; instead it is broken down into usable finished products like Pyrolysis Oil, Hydrocarbon Gas and Charcoal.

Waste plastic to pyrolysis can generate quality fuel with lower emission, control waste plastic pollution, recover energy from waste plastic pollution, recover energy from waste plastic. In case of waste plastic management, pyrolysis is better alternative compared to incineration or dumping. Incineration is burning of waste which leads to loss of valuable energy from polymer waste. Dumping of polymer waste is known to cause land pollution. By pyrolysis of polymer waste, it is possible to recover value oil from waste plastic in the form of Hydrocarbon gas and charcoal. Pyrolysis is a thermo chemical decomposition or cracking of organic material at elevated temperatures inside a closed chamber where oxygen is removed and not allowed. Component of plastic is 60-80 % petroleum; thereby through pyrolysis technology, the petroleum component of the plastics could be recovered instead of burying in the landfills.

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Though the Pyrolysis System is a technology that has been implemented worldwide for over 40 years, we will be the first to implement this technology in the Philippines. Initially, the Company will manually process the garbage to be converted into bunker oil, carbon black, and self-sustaining gas used as fuel for daily operations. The Company intends to as soon as is economically feasible acquire a Trommel unit capable of extracting approximately 300 tons of plastics, rubber and tires per 1,000 tons of garbage processed daily with very high precision. However, there is no assurance that the company will ever be able to acquire a Trommel unit.

The pilot project is intended to establish proof of concept that can be potentially replicated in additional Philippine locations. The budget for this pilot project is $1,000,000. There is no assurance that the company will be able to source financing to implement this objective. Further, intermediate term expansion is contemplated to require an additional $8,000,000. in capital expenditures.  Similarly, there is no assurance that the company will be able to source this additional capital financing.

Implementation Plan

The following represents the Company’s proposed implementation plan. As of the date of this Prospectus, other than the aforementioned obtaining of renewable electricity status from the Philippines department of energy to qualify for government incentives related to renewable electricity, the Company has not implemented any aspect of the following implementation plan, and there is no guarantee that the Company will remain on schedule with respect to each and every stage of the implementation plan.

2018	March	April	May	June	July	August	September	October	November	December	January	February
Stage 1 (750k) (6 months to a year)
Government/Regulatory Approvals
Supply Agreements
Power Purchase Contracts
Land Acquisition
Facilities Buildout
Staffing
2019	March	April	May	June	July	August	September	October	November	December	January	February
Stage II (250k) (18 to 24 months)
Supply Agreements
Power Purchase Contracts
Additional Facilities Buildout
Additional Staffing

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

•	The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,070,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

•	The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

•	The date on which such issuer has, during the previous 3-year period, issued more than $1,070,000,000 in non-convertible debt; or
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•	The date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

The Offering

As of the date of this prospectus we had 25,515,000 shares of common stock issued and outstanding.

Selling shareholders are offering up to 515,000 shares of common stock. Our selling shareholders will sell their shares at the price of $0.50 per share which is their purchase price, until the price of our shares is quoted on the OTCQB marketplace or on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices..

We will pay all expenses of registering the securities, estimated at approximately $42,000. We will not receive any proceeds of the sale of these securities.

To be quoted on OTCQB marketplace or on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. The current absence of a public market for our common stock may make it more difficult for you to sell shares of our common stock that you own.

Financial Summary

The tables and information below are derived from our audited financial statements for the period from inception on January 6, 2016 to December 31, 2016 and from our unaudited financial statements for the nine months ended September 30, 2017.  Our working capital as of December 31, 2016 and September 30, 2017 was $-0- and negative $8,247, respectively. As of September 30, 2017 we had cash on hand of $1,253.

	At December 31, 2016 Audited		At September 30, 2017 Unaudited
Financial Summary

Cash		$-	$1,253

Total Assets		$-	$1,253

Total Liabilities		$-	$9,500

Total Stockholders’ Equity (Deficit)		$-	$(8,247)

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	Period from Inception on January 6, 2016 to December 31, 2016 Audited	Nine Months Ended September 30, 2017 Unaudited
Statement of Operations

Revenue	$-	$-

Operating Expenses	$182,500	$73,247

Net Loss for the Period	$(182,500)	$(73,247)

Net Loss per Share	$(0.01)	$(0.00)

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RISK FACTORS

An investment in our securities involves certain risks relating to our business and operations. You should carefully consider these risks, together with all of the other information included in this prospectus, before you decide whether to purchase shares of our Company. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. If that happens, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks Related to Our Business

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our financial statements for the period from inception on January 6, 2016 to December 31, 2016, and the nine months ended September 30, 2017, were prepared assuming that we will continue our operations as a going concern. We do not, however, have a history of operating profitably. Consequently, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Our continued operations are highly dependent upon our ability to increase revenues, decrease operating costs, and complete equity and/or debt financings. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. We estimate that we will not be able to continue as a going concern after December 31, 2017 unless we are able to secure capital from one of these sources of financing. If we are unable to secure such financing, we may cease operations and investors in our common stock could lose all of their investment.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, and audit committee oversight. We have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

We are an "emerging growth company," and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1,070,000,000, if we issue more than $1,070,000,000 in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $100,000,000 as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following June 30. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

If we are unable to retain our staff, our business and results of operations could be harmed.

Our ability to compete with other waste-to-energy companies, and develop our business is largely dependent on the services of Renato A. Paraiso, our Chief Executive Officer, and other employees and contractors which assist him in the management and operation of the business. If we are unable to retain Mr. Paraiso’s services and to attract other qualified senior management and key personnel on terms satisfactory to us, our business will be adversely affected. We do not have key man life insurance covering the life of Mr. Paraiso and, even if we are able to afford such a key man policy, our coverage levels may not be sufficient to offset any losses we may suffer as a result of Mr. Paraiso’s death, disability, or other inability to perform services for us.

We may acquire businesses and enter into joint ventures that will expose us to increased operating risks.

As part of our growth strategy, we intend to acquire other waste-to-energy businesses. We cannot provide any assurance that we will find attractive acquisition candidates in the future, that we will be able to acquire such candidates on economically acceptable terms or that we will be able to finance acquisitions on economically acceptable terms. Even if we are able to acquire new businesses in the future, they could result in the incurrence of substantial additional indebtedness and other expenses or potentially dilutive issuances of equity securities and may affect the market price of our common stock or restrict our operations. We have also entered into joint venture arrangements intended to complement or expand our business and will likely continue to do so in the future. These joint ventures are subject to substantial risks and liabilities associated with their operations, as well as the risk that our relationships with our joint venture partners do not succeed in the manner that we anticipate.

If we are unable to establish the contracts that we believe we will get in the Philippines, we will not be able to generate meaningful revenues.

The waste-to-energy business is driven by the access to the right type of garbage and the contracts with municipalities and other government bodies. We must develop relationships with politicians and other businesses in the region. If we do not establish a strong reputation and efficient operations, we will not be able to generate meaningful revenues and our business could fail.

We may be unable to gain economical access to garbage, equipment, and governmental approvals

Our survival is currently dependent upon the success of our efforts to create efficient, cost-effective, and profitable operations. If we are unable to create a strong profit margin because our costs are higher than our revenue, than we will not be able to continue operations in the Philippines.

If our competitors develop more successful processes and enter the market our revenue, margins, and profitability will decline.

We currently have no protection by any trademarks, patents and/or other intellectual property registrations.

We have not applied for any trademark, patent or other intellectual property registration with any governmental agency for our name or for our any proprietary information. At present we are planning to enter into non-disclosure agreements with employees to protect confidentiality. Despite our precautions taken to protect our processes we intent to use, unauthorized parties may attempt in the future to reverse engineer, copy or obtain and use the same technology used as it is in the market with several manufacturers of the Pyrolysis equipment.

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We may not be able to compete effectively against our competitors.

We expect to face strong competition from well-established companies and small independent companies. We will be at a competitive disadvantage as a smaller company with less access to significant capital. Our opportunity to obtain contracts, vendors, and customers may be limited by our financial resources and other assets.

We cannot predict with certainty the extent of future costs under environmental, health and safety laws, and cannot guarantee that they will not be material.

We could be liable if our operations cause environmental damage to our properties or to the property of other landowners, particularly as a result of the contamination of air, drinking water or soil. Under current law, we could even be held liable for damage caused by conditions that existed before we acquired the assets or operations involved. Also, we could be liable if we arrange for the transportation, disposal or treatment of hazardous substances that cause environmental contamination, or if a predecessor owner made such arrangements and under applicable law we are treated as a successor to the prior owner. Any substantial liability for environmental damage could have a material adverse effect on our financial condition, results of operations and cash flows.

In the ordinary course of our business, we may in the future, become involved in a variety of legal and administrative proceedings relating to land use and environmental laws and regulations. These include proceedings in which:

•	agencies of federal, state, local or foreign governments seek to impose liability on us under applicable statutes, sometimes involving civil or criminal penalties for violations, or to revoke or deny renewal of a permit we need; and

•	local communities, citizen groups, landowners or governmental agencies oppose the issuance of a permit or approval we need, allege violations of the permits under which we operate or laws or regulations to which we are subject, or seek to impose liability on us for environmental damage.

We generally seek to work with the authorities or other persons involved in these proceedings to resolve any issues raised. If we are not successful, the adverse outcome of one or more of these proceedings could result in, among other things, material increases in our costs or liabilities as well as material charges for asset impairments.

The waste industry is subject to extensive government regulation, and existing or future regulations may restrict our operations, increase our costs of operations or require us to make additional capital expenditures.

Government regulations at the federal, state, provincial, and local level in the Philippines have a substantial impact on our business. A large number of complex laws, rules, orders and interpretations govern environmental protection, health, safety, land use, zoning, transportation and related matters. Among other things, they may restrict our operations and adversely affect our financial condition, results of operations and cash flows by imposing conditions such as:

•	limitations on placing and constructing new waste disposal, transfer or processing facilities;

•	limitations, regulations or levies on collection and disposal prices, rates and volumes;

•	limitations or bans on disposal or transportation of out-of-state waste or certain categories of waste; or

•	mandates regarding the disposal of solid waste, including requirements to recycle rather than landfill certain waste streams.

Regulations affecting the placing, design and closure of landfills could require us to undertake investigatory or remedial activities, curtail operations or close landfills temporarily or permanently. Future changes in these regulations may require us to modify, supplement or replace equipment or facilities. The costs of complying with these regulations could be substantial.

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In order to develop, expand or operate a waste management facility, we must have various facility permits and other governmental approvals, including those relating to zoning, environmental protection and land use. The permits and approvals are often difficult, time consuming and costly to obtain and could contain conditions that limit our operations.

We will have substantial financial assurance and insurance requirements, and increases in the costs of obtaining adequate financial assurance, or the inadequacy of our insurance coverages, could negatively impact our liquidity and increase our liabilities.

The amount of insurance we are required to maintain for environmental liability is governed by statutory requirements. We believe that the cost for such insurance is high relative to the coverage it would provide and, therefore, our coverages are generally maintained at the minimum statutorily-required levels. We face the risk of incurring additional costs for environmental damage if our insurance coverage is ultimately inadequate to cover those damages. We also carry a broad range of other insurance coverages that are customary for a company our size. We use these programs to mitigate risk of loss, thereby enabling us to manage our self-insurance exposure associated with claims. The inability of our insurers to meet their commitments in a timely manner and the effect of significant claims or litigation against insurance companies may subject us to additional risks. To the extent our insurers were unable to meet their obligations, or our own obligations for claims were more than we estimated, there could be a material adverse effect to our financial results.

In addition, to fulfill our financial assurance obligations with respect to environmental closure and post-closure obligations, we generally obtain letters of credit or surety bonds, rely on insurance, including captive insurance, fund trust and escrow accounts or rely upon financial guarantees. We currently have in place all financial assurance instruments necessary for our operations. We currently do not anticipate any unmanageable difficulty in obtaining financial assurance instruments in the future, but general economic factors may adversely affect the cost of our current financial assurance instruments and changes in regulations may impose stricter requirements on the types of financial assurance that will be accepted. Additionally, in the event we are unable to obtain sufficient surety bonding, letters of credit or third-party insurance coverage at reasonable cost, or one or more states cease to view captive insurance as adequate coverage, we would need to rely on other forms of financial assurance. It is possible that we could be forced to deposit cash to collateralize our obligations. Other forms of financial assurance could be more expensive to obtain, and any requirements to use cash to support our obligations would negatively impact our liquidity and capital resources and could affect our ability to meet our obligations as they become due.

The development and acceptance of alternatives to disposal and waste-to-energy facilities could reduce our ability to operate at full capacity.

Our planned customers are increasingly using alternatives to disposal and waste-to-energy disposal, such as recycling and composting and others are working to reduce the waste they generate. In addition, some state and local governments mandate recycling and waste reduction at the source and prohibit the disposal of certain types of waste, such as yard waste, at landfills or waste-to-energy facilities. Although such mandates are a useful tool to protect our environment, these developments reduce the volume of waste, which may affect our ability to operate our facilities at full capacity, as well as the prices that we can charge.

Current and future litigation could adversely affect us.

We are not currently involved in any legal proceedings. However, we may become involved in other legal proceedings in our ordinary course of business. Lawsuits and other legal proceedings can involve substantial costs, including the costs associated with investigation, litigation and possible settlement, judgment, penalty or fine. As a smaller company, the collective costs of litigation proceedings can represent a drain on our cash resources, as well as an inordinate amount of our Management’s time and addition. Moreover, an adverse ruling in respect of certain litigation could have a material adverse effect on our results of operation and financial condition.

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We have limited the liability of our board of directors and management.

We have adopted provisions in our Articles of Incorporation which limit the liability of our directors and officers and have also adopted provisions in our bylaws which provide for indemnification by the Company of our officers and directors to the fullest extent permitted by Wyoming corporate law. Our Articles of Incorporation generally provide that our directors shall have no personal liability to the Company or its stockholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit our shareholders’ ability to hold directors liable for breaches of fiduciary duty.

Our share structure could impede a non-negotiated change of control of the Company.

Champion Group LTD (“Champion”) currently holds 25,000,000 shares of common stock of the Company. Consequently, any attempt to take over the Company without the consent of Champion would be extremely difficult to achieve. Because of the disproportionate voting control of Champion, it alone could inhibit, delay, or frustrate entirely an attempt by others to take over control of our Company and could prevent our shareholders from obtaining a premium for their shares.

Risks Relating To This Offering and Our Common Stock

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

Holders holding 515,000 shares of common stock may resell their shares of Common stock through this prospectus. Should the selling stockholders decide to sell their shares at a price below the marketprice as quoted on OTCQB marketplace or on the OTC Bulletin Board, the price may continue to decline.A steep decline in the price of our common stock upon being quoted on OTCQB marketplace or on the OTC Bulletin Board would adversely affect our ability to raise additional equity capital, and even if we were successful in raising such capital, the terms of such raise may be substantially dilutive to current shareholders.

The market price of our common stock may fluctuate significantly.

The market price and marketability of shares of our common stock may be affected significantly by numerous factors, including some over which we have no control and which may not be directly related to us. These factors include the following:

•	Our relatively small number of outstanding shares;

•	The lack of trading volume in our shares;

•	Price and volume fluctuations in the stock market from time to time, which often are unrelated to our operating performance;

•	Variations in our operating results;

•	Any shortfall in revenue or any increase in losses from expected levels;

•	Announcements of new initiatives, joint ventures, or commercial arrangements; and

•	General economic trends and other external factors.

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If the trading price of our common stock falls significantly following completion of this offering, this may cause some of our shareholders to sell our shares, which would further adversely affect the trading market for, and liquidity of, our common stock. If we seek to raise capital through future equity financings, this volatility may adversely affect our ability to raise such equity capital.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there might be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTCQB marketplace or on the OTC Bulletin Board, investors should consider any secondary market for our common shares to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication, which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our common shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our common shares and may affect the ability of purchasers to sell any of our common shares in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

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Sales of our common stock under Rule 144 could reduce the price of our stock.

None of our outstanding common shares are currently eligible for resale under Rule 144. In general, persons holding restricted securities in a Securities & Exchange Commission reporting company, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. If substantial amounts of our common stock become available for resale under Rule 144, prevailing market prices for our common stock will be reduced.

If in the future if we are not required to continue filing reports under Section 15(d) of the 1934 Act, for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common shares can no longer be quoted on the OTCQB marketplace or on the OTC Bulletin Board, which could reduce the value of your investment.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d). However, if in the future we are not required to continue filing reports under Section 15(d), for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common stock can no longer be quoted on the OTCQB marketplace or on the OTC Bulletin Board, which could reduce the value of your investment. Of course, there is no guarantee that we will be able to meet the requirements to be able to cease filing reports under Section 15(d), in which case we will continue filing those reports in the years after the fiscal year in which this registration statement is declared effective. Filing a registration statement on Form 8-A will require us to continue to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. Thus the filing of a Form 8-A in such event makes our common shares continued to be able to be quoted on the OTCQB marketplace or on the OTC Bulletin Board.

We may, in the future, issue additional securities, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize us to issue 500,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of the date of this prospectus, we have 25,515,000 shares of common stock issued and outstanding. Accordingly, we may issue up to an additional 474,485,000 shares of common stock and 20,000,000 shares of preferred stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis including for services or acquisitions or other corporate actions that may have the effect of diluting the value of the shares held by our stockholders, and might have an adverse effect on any trading market for our common stock. Our board of directors may designate the rights, terms and preferences of our authorized but unissued preferred shares at its discretion including conversion and voting preferences without notice to our shareholders.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We have never paid a dividend and we intend to retain any future earnings to finance the development and expansion of our business. Consequently, we do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. We cannot assure you that stockholders will be able to sell shares when desired.

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selling stockholders

The selling stockholders may offer and sell, from time to time, any or all of the Common stock registered for resale hereunder. Because the selling stockholders may offer all or only some portion of the 515,000 shares of Common stock to be registered, we cannot estimate the amount or percentage of these shares of common stock that will be retained by the selling stockholders. Consequently, we have assumed, for purposes of the table below, that the selling stockholders will sell all of their shares of common stock.

The computation of ownership in the table below is not made pursuant to the beneficial ownership rules of the Commission under “Security Ownership of Certain Beneficial Owners and Management” on page 17, but is instead based solely upon the name of the titled holder of such shares as of the date of this prospectus. Other than the relationships described below, none of the selling stockholders had or have any material relationship with us. To our knowledge, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

				Number of
				Common
				Shares	Percentage
				held after	held after
				Offering	offering
				assuming	assuming
				all	all
	Number		Number of	Common	Common
	Of Common	Percentage	Common	Shares	Shares
	Shares Held	owned before	Shares	being	being
	before the	the	Being	registered	registered
Name of Beneficial Holder	Offering	Offering (1)	Offered	are Sold(2)	are sold(2)
RICHARD ALLAN SHAPIRO FAMILY TRUST	350,000	1.37%	350,000	-	0%
CONRAD MILLER	40,000	*	40,000	-	0%
LARRY KING	25,000	*	25,000	-	0%
RODNEY AULT	100,000	*	100,000	-	0%
Total	515,000	2.02%	515,000	-	0%

 * - indicates less than one percent.

(1) For each selling stockholder, the percentage of ownership is based upon 25,515,000 shares issued and outstanding as of the date of this prospectus. The table above attributes ownership to the named holder of the common stock and to no other person. The table also assumes that each selling stockholder will sell all of his, her, or its shares in the offering.

(2) Assuming that all 515,000 shares registered are sold.

Holders of Record

We have 6 shareholders of record.

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Offers and Sales of Securities

		Total			How
	Price	Consideration	Number		Shareholder
	Per	Paid by	of Shares	Payment	Know at	Offer	Sale
Name	Share Paid	Shareholder	Purchased	Method	Time of Offer	Date	Date
RICHARD ALLAN SHAPIRO FAMILY TRUST	$0.50	$175,000	350,000	Check	Pre-existing relationship with a Director	04/29/2016	05/31/2016
CONRAD MILLER	$0.50	$20,000	40,000	Check	Pre-existing relationship with a Director	04/29/2016	04/30/2016
LARRY KING	$0.50	$12,500	25,000	Check	Pre-existing relationship with A Director	04/29/2016	09/23/2016
RODNEY AULT	$0.50	$50,000	100,000	Check	Pre-existing relationship with a Director	04/29/2016	06/28/2016
Total		$257,500	$515,000

Our selling stockholders hold an aggregate of 515,000 shares of common stock. As reflected in the chart above from our inception on January 6, 2016, to present, we sold 515,000 common shares for cash consideration of $257,500 to the selling stockholders. We are registering all 515,000 common shares sold for cash consideration. We are not registering common shares held by our officers, directors, or affiliates.

We relied on Section 4(2) of the Securities Act of 1933, as amended for the offer and sale of the securities below. We believe that Section 4(2) was available because:

•	Each investor had a pre-existing relationship with our former Chief Executive Officer, John R. Munoz at the time of the offer and sale.

•	None of these issuances involved underwriters, underwriting discounts or commissions.

•	Restrictive legends were and will be placed on all certificates issued as described above.

•	The distribution did not involve general solicitation or advertising.

•	The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

In connection with the foregoing transactions, we provided the following to all investors:

•	Access to all our books and records.

•	Access to all material contracts and documents relating to our operations.

•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business.

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The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTCQB marketplace or on the OTC Bulletin Board, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Selling shareholders are offering up to 515,000 shares of common stock. The selling shareholders will sell their shares at the price of $0.50 per share which is their purchase price until the price of our shares is quoted on the OTCQB marketplace or on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.. We will not receive proceeds from the sale of shares from the selling shareholders.

The securities offered by this prospectus will be sold by the selling shareholders. Selling shareholders in this offering may be considered underwriters. We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the over the counter markets, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person. We have instructed our selling shareholders that they may not purchase any of our securities while they are selling shares under this registration statement.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

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There can be no assurances that the selling shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment to this registration statement disclosing such matters.

OTCQB marketplace and OTC Bulletin Board Considerations

To be quoted on the OTCQB marketplace or on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTCQB marketplace or on the OTC Bulletin Board.

The OTCQB marketplace and the OTC Bulletin Board are separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCQB marketplace or on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCQB marketplace or on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCQB and the OTC Bulletin Board have limited listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company.

Although we anticipate listing on the OTCQB marketplace or on the OTC Bulletin Board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTCQB marketplace or on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTCQB and OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTCQB marketplace and OTC Bulletin Board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTC, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution. Because OTCQB marketplace and the OTC Bulletin Board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

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LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings in which we are involved.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Board of Directors

Our board of directors consists of the following individuals:

Name and Year First Elected Director(1)	Age	Background Information
Renato A. Paraiso (2017)	38	Atty. Renato A. Paraiso, age 38, is the Company’s Chief Executive Officer and Chairman of the Board since July 2017. Atty. Paraiso was born in the City of Zamboanga, Philippines to Engr. Oscar G. Paraiso and Lydia A. Paraiso R.N. He was raised however in the nation's capital in Metro Manila where he attended and finished his primary, secondary and tertiary education in one of the country's top and oldest universities, the Royal and Pontifical University of Santo Tomas, finishing with a degree in Legal Management in March,2000. It is also in this prestigious school that he started to attend law school but transferred and eventually attained his Bachelor of Laws in Philippine Law School in March 2003. Atty. Paraiso took and passed the 2007 Philippine Bar Examinations and thereafter admitted to the practice of the legal profession. In June,2008 he started his career as an associate lawyer for the Argue Law Firm under the direct stewardship and tutelage of the firm's managing partner and one of the country's top lawyers, Atty. Arnold V. Guerrero. It is under this great partnership where Atty. Paraiso honed his skills in all aspects of criminal and civil litigation and developed his reputation as one of the most promising and fast rising trial lawyers in the country. In July,2009 he grabbed the opportunity to establish his own law firm together with another fast rising young lawyer, Atty. Carlo Gracilla, and formed the Gracilla and Paraiso Law Offices in the nation's business capital, Makati City, where the firm still maintains its offices and where Atty. Paraiso is still a counsel-of-record. Here, Atty. Paraiso focused and developed his practice in the fields of commercial, corporate and international laws, handling a wide variety of corporate clients. He also served in many various capacities in these corporations such as Vice President for Legal in FVT Corporation from July,2009 to July,2010, Board member and Corporate Secretary for IGBL Corporation from May, 2011 to present, etc. From March, 2004 to present Atty. Paraiso was also invited to work for the government and served as a consultant for the Executive Director for Anti-Terror Council, Undersecretary Nabil Tan of the Office of the Executive Secretary in Malacañang Palace. Currently, since November, 2013, and in addition to his service to the Company,Atty. Paraiso, serves as the President and Chief Legal Counsel for one of the world's leading waste to energy companies whose business involves the development, production, deployment and operation of its proprietary technology to convert municipal solid waste into alternative sources of fuel for a better, cleaner and greener future for the planet and all its inhabitants. He also takes active participation and is a benefactor of the various socio-civic and charitable organizations and fraternities he is affiliated with. Atty. Paraiso is a member of the Grand Lodge of Free and Accepted Masons of the Philippines, the Grand and Glorious Order of the Knights of the Creeping Serpents, the Worldwide Fraternity of Turtles, the Integrated Bar of the Philippines, the Philippine Trial Lawyers Association, the SupremaLex Fraternity of the University of Santo Tomas's Faculty of Civil Law and its Alumni Association, the University of Santo Tomas Alumni Association, and various others.

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Fred R. Luke (2017)	68

Fred R. Luke, age 68. In addition to his role as a director of the Company since July 2017, Mr. Luke has served as the President of NuLife Sciences, Inc., a biomedical company focused on advancing human organ transplant technology and medical research, and a filer of reports pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934. Mr. Luke is also currently President, Secretary and a member of the Board of Directors of Green Automotive Company, serving in this capacity since January 11, 2011. Mr. Luke has over 40 years of experience in providing operational and financial consulting services. He has assisted companies with entity formation and business planning, multi-national mergers and acquisitions, reverse mergers, corporate finance, debt restructuring, and arranging conventional debt and equity financing. Since 1970, Mr. Luke has provided consulting and management services and has served as a director, chairman, chief accounting officer, president and chief executive officer of over 100 public and privately-held companies. He has worked in Asia, Europe, Canada, and North Africa. Mr. Luke’s clients have been active in various business segments, domestic banking, the creation of domestic and foreign tax shelters, telecommunications, commercial airlines, real estate, domestic film financing, clothing and food manufacturing, casino gaming and hotel operations, oil and gas exploration, oil and gas transportation and refining, alternative energy, equipment leasing, network marketing, and international finance.

Elliott Polatoff (2017)	49

Elliott Polatoff, age 49. In addition to his role as a director of the Company since July 2017, Mr. Polatoff served as a member of the Board of Directors of CROE, Inc., a women’s athletic clothing company, and a filer of reports in accordance with the 1934 Securities Exchange Act. From October 2013 until February 2016, Mr. Polatoff was a member of the board of directors and secretary for Pocket Games, Inc., a video game application company listed on the OTC Markets and filer of reports in accordance with the 1934 Securities Exchange Act, His duties included public-company financial and SEC reporting, day-to-day US operations, and banking responsibilities. Prior to this, Mr. Polatoff was the office manager of Five Towns Neurology from December 1, 2012 until May 1, 2013 where he was responsible for the billing, insurance, and financial reporting. From June 2012, until October 2012, Mr. Polatoff was the residential manager of Human Care Services and his duties entailed management of this center. From September 2007 until September 2009, Mr. Polatoff was the Chief Executive Officer of Party Source, Inc., an entertainment company, and his duties included operational coordination and management of all the finances.

(1) The business address of our directors is 24328 Vermont Ave, #300, Harbor City, California 90710.

Director Independence

Elliott Polatoff and Fred Luke are each considered an “independent director” as such term is defined in the published listing requirements of the New York Stock Exchange.

Compensation of Directors

Each director is paid $24,000 annually for services rendered. Each director may be reimbursed for certain expenses incurred in attending board of directors and committee meetings.

Board of Directors Meetings and Committees

Although various items were reviewed and approved by the Board of Directors via unanimous written consent during the period from inception on January 6, 2016 to December 31, 2016 and during the nine months ended September 30, 2017, the Board held no in-person meetings.

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We do not have Audit or Compensation Committees of our board of directors. Because of the lack of financial resources available to us, we also do not have an “audit committee financial expert” as such term is described in Item 401 of Regulation S-K promulgated by the SEC.

Executive Officers

Renato A. Paraiso is our sole executive officer, serving as our Chief Executive Officer, with a business background is as follows:

Name and Year First Appointed as Executive Officer	Age	Background Information
Renato A. Paraiso (2017)	38	Atty. Renato A. Paraiso, age 38, is the Company’s Chief Executive Officer and Chairman of the Board since July 2017. Atty. Paraisowas born in the City of Zamboanga, Philippines to Engr. Oscar G. Paraiso and Lydia A. Paraiso R.N. He was raised however in the nation's capital in Metro Manila where he attended and finished his primary, secondary and tertiary education in one of the country's top and oldest universities, the Royal and Pontifical University of Santo Tomas, finishing with a degree in Legal Management in March,2000. It is also in this prestigious school that he started to attend law school but transferred and eventually attained his Bachelor of Laws in Philippine Law School in March 2003. Atty. Paraiso took and passed the 2007 Philippine Bar Examinations and thereafter admitted to the practice of the legal profession. In June,2008 he started his career as an associate lawyer for the Argue Law Firm under the direct stewardship and tutelage of the firm's managing partner and one of the country's top lawyers, Atty. Arnold V. Guerrero. It is under this great partnership where Atty. Paraiso honed his skills in all aspects of criminal and civil litigation and developed his reputation as one of the most promising and fast rising trial lawyers in the country. In July,2009 he grabbed the opportunity to establish his own law firm together with another fast rising young lawyer, Atty. Carlo Gracilla, and formed the Gracilla and Paraiso Law Offices in the nation's business capital, Makati City, where the firm still maintains its offices and where Atty. Paraiso is still a counsel-of-record. Here, Atty. Paraiso focused and developed his practice in the fields of commercial, corporate and international laws, handling a wide variety of corporate clients. He also served in many various capacities in these corporations such as Vice President for Legal in FVT Corporation from July 2009 to July 2010, Board member and Corporate Secretary for IGBL Corporation from May, 2011 to present, etc. From March, 2004 to present Atty. Paraiso was also invited to work for the government and served as a consultant for the Executive Director for Anti-Terror Council, Undersecretary Nabil Tan of the Office of the Executive Secretary in Malacañang Palace. Currently, since November, 2013, and in addition to his service to the Company, From September 2010 to September 2013, Atty. Paraiso, served as the President and Chief Legal Counsel for Treu Green Energy Group whose business involved the development, production, deployment and operation of its proprietary technology to convert municipal solid waste into alternative sources of fuel for a better, cleaner and greener future for the planet and all its inhabitants. He also takes active participation and is a benefactor of the various socio-civic and charitable organizations and fraternities he is affiliated with. Atty. Paraiso is a member of the Grand Lodge of Free and Accepted Masons of the Philippines, the Grand and Glorious Order of the Knights of the Creeping Serpents, the Worldwide Fraternity of Turtles, the Integrated Bar of the Philippines, the Philippine Trial Lawyers Association, the SupremaLex Fraternity of the University of Santo Tomas's Faculty of Civil Law and its Alumni Association, the University of Santo Tomas Alumni Association, and various others.

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Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

·	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

·	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

·	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

·	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

·	Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity;

·	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity; and/or

·	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Corporate Governance

We do not have any standing audit, nominating and compensation committees of the board of directors, or committees performing similar functions. We do not currently have a Code of Ethics applicable to our principal executive, financial or accounting officer. All Board actions have been taken by Written Action rather than formal meetings.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth the beneficial ownership of each of our directors and executive officers, and each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and our executive officers and directors as a group, as of the date of this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power and has the same address as us. Our address is 24328 Vermont Avenue, Suite 300, Harbor City, CA 90710. The following table describes the ownership of our voting securities, based on 25,515,000 shares of Common stock issued and outstanding. (i) by each of our officers and directors, (ii) all of our officers and directors as a group, and (iii) each person known to us to own beneficially more than 5% of our common stock or any shares of our preferred stock.

Name of Beneficial Owner(1)	Number of Common Shares Beneficially Owned(2)	Percent of Class(3)
Renato A. Paraiso(4)	-	0%
Elliott Polatoff(5)	-	0%
Fred R. Luke(6)	-	0%
Champion Group LTD(7)	25,000,000	97.98%
All officers and directors as a group (3 persons)	-	0%

(1)     The address of each officer, director, and beneficial owner is c/o IA Energy Corp., 24238 Vermont Avenue, Suite 300, Harbor City, CA 90710.

(2)     The number of shares of Common stock beneficially owned by any shareholder is determined by the sum of (i) all shares of common stock held directly or indirectly by such shareholder, and (ii) shares of common stock subject to options, warrants and/or conversion rights deemed beneficially owned by the shareholder that are currently exercisable or exercisable within 60 days.

(3)     The calculation of percentage of beneficial ownership is based upon: (i) 25,515,000 shares of Common stock issued and outstanding as of the date of this prospectus, and (ii) shares of common stock subject to options, warrants and/or conversion rights deemed beneficially held by the shareholder that are currently exercisable or exercisable within 60 days. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants, and conversion rights to obtain additional securities, and that no other shareholder has exercised such rights. Except as otherwise indicated below, the persons and entity named in the table have sole voting and investment power with respect to all shares of common stock and voting rights shown as beneficially owned by them, subject to applicable community property laws.

(4)     Chief Executive Officer and Chairman of the Board of Directors of the Company;

(5)     Director of the Company;

(6)     Director of the Company;

(7)     A California limited company, beneficially owned and controlled by John R. Munoz, the Company's founder;

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DESCRIPTION OF Securities

The selling stockholders are offering up to 515,000 shares of Common stock for resale in quoted or private transactions, at fixed or negotiated prices. The following description of our capital stock is based on relevant portions of the Wyoming Business Corporation Act (the “Wyoming Act”), and on our Articles of Incorporation and Bylaws. This summary may not contain all of the information that is important to you, and we refer you to the Wyoming Act and our Articles of Incorporation and Bylaws for a more detailed description of the provisions summarized below. Our Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

All of our non-affiliate shareholders purchased shares of our common stock for the price of $0.50 per share. We also granted a Warrant to purchase an equal number of shares for an exercise price of $1.00 per share expiring two years from the date of the sale. A form of the Warrant issued is attached to this Prospectus as an exhibit. None of the shares issued pursuant to the Warrant will be registered in this Prospectus.

IA Energy Corp. was organized as a corporation under the laws of the State of Wyoming on January 6, 2016. Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share and 20,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, there were approximately 6 record holders of our common stock. There are no outstanding options and 515,000 outstanding warrants to purchase our common stock.

Our Articles of Incorporation provide that our board of directors may not amend our Articles of Incorporation without approval of our shareholders, including holders of our preferred shares. A decrease or increase in the number of shares of capital stock which we may issue would require an amendment of our Articles of Incorporation

As of the date of this prospectus, we have 25,515,000 shares of common stock issued and outstanding and 0 shares of preferred stock issued and outstanding.

Common Stock

We may issue up to 500,000,000 shares of common stock. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of assets legally available therefor. Shares of our common stock have no preemptive, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on an as converted basis on all matters submitted to a vote of stockholders, including the election of directors. Accordingly, the holders of more than fifty percent (50%) of the total voting rights on matters presented to our common stockholders can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any such directors. The vote of the holders of a majority of the holders entitled to vote on matters submitted to our common stockholders including of our Series A Preferred Shares described below is sufficient to authorize, affirm, ratify, or consent to such act or action, except as otherwise provided by law.

To date, we have paid no cash dividends on our shares of common stock. Any future disposition of dividends will be at the discretion of our Board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. We have no present plans for future cash or stock dividends. We intend to retain future earnings, if any, to provide funds for operation of our business.

Holders of our common stock have no preemptive rights. All outstanding shares of our common stock are validly issued, fully paid and non-assessable.

All shares of common stock outstanding are validly issued, fully paid and non-assessable.

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Preferred Stock

We may issue up to 20,000,000 shares of preferred stock, par value $0.0001 per share. We currently have no classes of preferred stock designated, and no shares of preferred stock are issued and outstanding.

Wyoming Anti-Takeover Laws

As a Wyoming corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Wyoming law. The Wyoming Management Stability Act (WMSA) applies to “control shares” of an “issuing public corporation.” The WMSA defines “control shares” as the shares of an issuing public corporation that would entitle a person to exercise voting power within any of the following ranges of voting power:

•	1/5 or more but less than 1/3 of all voting power.

•	1/3 or more but less than a majority of all voting power.

•	A majority or more of all voting power.

(WY Stat § 17-18-301)

The WMSA defines an issuing public corporation as a corporation, other than a depository institution, that is organized under the laws of the State of Wyoming and that has all of the following:

•	At least ten percent (10%) of the corporation's full-time permanent employees are employed within the state;

•	At least ten million dollars ($10,000,000.00) in fair market value of the corporation's assets are deposited within Wyoming financial institutions;

•	The principal operating headquarters and the primary offices of the chief executive officer are within Wyoming; or

•	The corporation has a combination of assets deposited within Wyoming financial institutions, assets assessed for ad valorem taxation within Wyoming, and assets within Wyoming not subject to ad valorem taxation which are sufficient to cause the corporation to pay the tax required by W.S. 17-16-1630(a). The payment of the tax required by W.S. 17-16-1630(a) shall be deemed conclusive evidence of substantial business operations within Wyoming;

(WY Stat § 17-18-102)

Any person who proposes to make or has made a control share acquisition (as defined in the WMSA) may deliver an acquiring person statement to the public corporation. The statement must contain:

•	The identity of the acquiring person and each other member of any group of which the person belongs to.

•	A statement that the acquisition statement is given under the WMSA.

•	The number of shares of the public corporation owned by the acquiring person and each other member of the group.

•	The range of voting power under which the control share acquisition falls, if completed.

•	If the control share acquisition has not taken place:

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•	a description in reasonable detail of the proposed control share acquisition; and

•	a statement by the acquiring person stating that the acquisition is not contrary to law and that the acquiring person has the financial capacity to make the proposed control share acquisition.

(WY Stat § 17-18-303)

After the acquiring person statement has been delivered to the corporation, the corporation must call a meeting of the shareholders to vote on the proposed acquisition. The proposed acquisition must be approved by each voting group entitled to vote, voting separately, by a majority of the votes entitled to be cast by that group (excluding all interested shares). (WY Stat § 17-18-304)

A corporation’s articles of incorporation or by-laws may provide that this chapter does not apply to control share acquisitions of shares of the corporation. However, the provision must have been adopted before a control share acquisition to exempt it. (WY Stat § 17-18-309)

INTEREST OF NAMED EXPERTS

The financial statements for December 31, 2016, included in this prospectus have been audited by Michael T. Studer CPA P.C. independent registered public accounting firm, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by John D. Thomas P.C. John D. Thomas P.C. does not own shares of our common stock. John D. Thomas is the principal of John D. Thomas P.C.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Wyoming Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Organization Within The Last Five Years

We were incorporated in the state of Wyoming on January 6, 2016, to develop and implement waste-to-energy solutions.

Our principal executive office is located at 24328 Vermont Avenue, Suite 300, Harbor City, CA 90710, and our telephone number (310) 891-1959. Information contained in, or accessible through, our website does not constitute part of this prospectus.

We have not been involved in a bankruptcy receivership or similar proceeding. Additionally, we have not been involved in a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

From our inception on January 6, 2016, until the present, we have had limited operating activities. During the period from inception on January 6, 2016 to December 31, 2016, we had no revenues. During the same period we had operating expenses of $182,500 which consisted mainly of consulting and business development expenses.

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From our inception on January 6, 2016 to December 31, 2016 we have received an aggregate of $182,500 from the sale of our common stock. We have used all proceeds from the offering for working capital.

Our independent registered public accounting firm has issued an audit opinion for our Company which includes an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We do not own physical properties.

We are not a blank check registrant, as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Market

The Boulder, Colo.-based Pike Research said in a news release that under an optimistic forecast, the market for thermal and biological WTE could reach $80.6 billion by 2022.

According to the cleantech market intelligence firm’s report, “Waste-to-Energy Technology Markets,” WTE systems will process at least 261 million tons of waste annually by 2022, with a total estimated output of 283 terawatt hours (TWh) of electricity and heat generation, up from 221 TWh in 2010.

This compares with WTE’s current market share of 11 percent of the global municipal solid waste (MSW) stream of 2 billion tons in 2011. The research firm’s more optimistic scenario forecasts WTE to treat 396 million tons of MSW a year, producing 429 TWh of power.

Combustion technologies will continue to lead the market. But Pike expects advanced thermal treatment technologies such as pyrolysis and biological methods to increase worldwide.

“With many countries facing dramatic population growth, rapid urbanization, rising levels of affluence and resource scarcity, waste-to-energy is reestablishing itself as an attractive technology option to promote low carbon growth in the crowded renewable energy landscape,” says Pike Senior Analyst Mackinnon Lawrence.

Challenges to growth continue, however, with WTE needing high upfront capital costs and landfill fees being attractive financially by comparison.

The report analyzes WTE market opportunities in three key technology segments: combustion, gasification and anaerobic digestion.

Employees and Consultants

We are governed by a board of 3 directors, and are managed by Renato A. Paraiso, our Chief Executive Officer, Chairman and sole executive officer.

Esteban Callo Jr., a mechanical engineer, and currently the senior head engineer and Chief Operating Officer of I. A. Energy Corp. Philippines is considered a key member of our team and is central to our growth and development plans.

We currently have 6 employees and utilize the services of various contract personnel from time to time. None of our employees are employed under a collective bargaining agreement. We believe we have an excellent relationship with our employees and independent contractors.

We intend to hire additional employees and independent contractors on an as needed basis.

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Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Location

Our offices are located at 24328 Vermont Avenue, Suite 300, Harbor City, CA. We lease our offices at this location pursuant to a written sub-lease on a month-to-month basis. We occupy approximately 800 square feet at this location in exchange for $500 per month. We believe our facilities are suitable for our present needs. We also intend to secure additional office and administrative facilities when necessary.

We plan to open an office and a waste-to-energy facility in the Philippines servicing the Metro Manila region of the Philippines in the latter part of 2017 following completion of this Offering.

Government Regulation

We are subject to various international, federal, state, and local laws affecting similar waste-to-energy companies. We are also subject to government laws and regulations concerning health, safety, working conditions, employee relationships wrongful termination, wages, taxes, and other matters applicable to businesses in general.

Some of the regulatory organizations that provide oversight to the waste-to-energy sector in the Philippines are:

•	DOE - Department of Energy;

•	DENR – Department of Environment and Natural Resources ;

•	DOST – Department of Science and Technology;

•	BOI – Board of Investments;

•	EMB – Environmental Management Bureau;

•	PEZA- Philippine Economic Zone Authority;

•	DOLE- Department of Labor and Employment

•	DTI-Department of Trade and Industry

•	BIR-Bureau of Internal Revenue

We have never had any material environmental incidents or non-compliance with any applicable environmental, health, safety, or other applicable regulations.

Electric tax

In 2009, Republic Act (RA) 9513, otherwise known as the Renewable Energy Act, was passed. The law is intended to accelerate the development and commercialization of renewable energy resources in the Philippines. Among other items, the Act includes the setting up of the Renewable Portfolio Standard which sets a minimum percentage of generation from renewable energy resources by power generators, distribution utilities and suppliers; the creation of a Renewable Energy Market and the adoption of the Feed-In Tariff (FIT) System.

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RA 9513 also provides for fiscal incentives to renewable energy (RE) developers of renewable energy facilities, including hybrid systems, in proportion to and to the extent of the RE component, for both power and non-power -applications. Incentives include the following:

a.                   Income Tax Holiday (ITH). Duly registered RE developers are exempt from income taxes for the first 7 years of commercial operations. Additional investments are entitled to additional income tax exemptions during an entitlement period not exceeding 3 times the period of the initial availment of the ITH.

b.                   10 percent Corporate Tax Rate. A corporate tax rate of 10 percent (reduced from the regular 30 percent) on net taxable income shall be imposed on all RE developers after 7 years of the ITH.

c.                    10-year Duty-free Importation of RE Machinery, Equipment and Materials. Department of Energy (DOE) is obtained before importation. The machinery, equipment, and material must be directly and actually needed and used exclusively in the RE facilities.

d.                   Net Operation Loss Carry-Over (NOLCO) of 7 years. The RE developer’s NOLCO during the first 3 years starting commercial operation may be carried over as a deduction from the gross income for the next 7 consecutive taxable years immediately following the year of loss, provided it has not been previously offset and it does not result from the availment of the incentives under RA 9513.

e.                    Zero percent Value-Added Tax Rate. The sale of fuel or power from RE sources shall be subject to zero percent value-added tax (VAT) rate. All RE developers are entitled to zero-rated VAT on purchases of local supply of goods, properties and services needed for plant facilities. This may be claimed throughout the whole process of exploring and developing RE sources up to its conversion to power, including those performed by subcontractors and contractors.

f.                    Special Realty Tax Rates on Equipment and Machinery. Realty and other taxes on equipment, machinery and other improvements actually and exclusively used for RE facilities shall not exceed 1.5 percent of their original cost less accumulated normal depreciation or net book value. In an integrated resource development and generation facility, only the power plant shall be imposed real property tax.

g.                    Accelerated Depreciation. If an RE project fails to receive an ITH before its full operation, it may apply for an accelerated depreciation in its tax books and be taxed accordingly, although the project or its expansions shall no longer be eligible for an ITH.

h.                   Cash Incentive of Renewable Energy Developers for Missionary Electrification. RE developers shall be entitled to a cash incentive per kilowatt-hour of power generated, which is equal to 50 percent of the universal charge for power needed to service missionary areas where it operates. This incentive is chargeable against the universal charge for missionary electrification.

i.                     Tax Exemption of Carbon Credits. All proceeds from sale of carbon emission credits are exempt from all taxes.

j.                     Tax Credit on Domestic Capital Equipment and Services. RE operating contractor holders purchasing RE machinery, equipment, materials and parts from a domestic manufacturer shall be entitled to a tax credit equivalent to 100 percent of the value of the VAT and customs duties that would have been paid on the equipment, materials and parts had they been imported.

k.                   Exemption from the Universal Charge. Power and electricity generated through the RE system for the generators own consumption or for free distribution to off-grid areas shall be exempt from the universal charge.

l.                     Payment of Transmission Charges. Power and electricity produced from an intermittent RE resource may opt to pay the transmission and wheeling charges, on a per kilowatt-hour basis at a cost equivalent to the average kilowatt-hour rate of all other electricity transmitted through the grid.

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m.                 Hybrid and Cogeneration Systems. Incentives and tax exemptions under RA 9513 may be claimed by registered RE developers of hybrid and cogeneration systems using both RE sources and conventional energy, but only for the equipment and machinery using RE resources.

Patents and Trademarks

We currently have no protection by any trademarks, patents and/or other intellectual property registrations.

Competitive Business Conditions

The waste-to-energy industry is highly competitive and rapidly changing. Our ability to compete depends upon many factors within and outside our control, including the timely development and introduction to market of effective, cost-efficient waste-to-energy solutions. We expect additional competition from other emerging companies. Many of our existing and potential competitors are substantially larger than us and have significantly greater financial, technical and marketing resources. As a result, they may be able to respond more quickly to technology changes and have greater resources for the development and promotion of their products and services. There can be no assurance that we will be able to compete successfully against current or future competitors or that competitive pressure will not have a material adverse effect on our business, operating results and financial condition.

Government Approvals

Power generation in the Philippines is not considered as a public utility operation, which means interested parties do not need to secure a congressional franchise to operate a power generation company. However, power generation is regulated by the Energy Regulation Commission (ERC) who must issue a certificate of compliance to interested parties to ensure that the standards set forth in the Electric Power Industry Reform Act of 2011 (EPIRA) are followed. The ERC is also responsible for determining any power abuse or anti-competitive behavior. Power generation is a value added tax zero-rated (i.e. not subject to 12% VAT) to ensure lower rates for end-users. Electricity in the Philippines is produced from various sources such as coal, oil, natural gas, and renewable sources.

Legal Proceedings

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are an emerging growth waste-to-energy solutions company. Our operations to date have been devoted primarily to start-up and development activities, which include: (i) formation of the Company; (ii) development of our business plan; (iii) development of our proprietary waste-to-energy technology; and (iv) marketing of our waste-to-energy technology. General and administrative expenses have been comprised of administrative wages and benefits; occupancy and office expenses; outside legal, accounting and other professional fees; travel and other miscellaneous office and administrative expenses. Selling and marketing expenses include selling/marketing wages and benefits, advertising and promotional expenses, as well as travel and other miscellaneous related expenses.

Because we have incurred losses, income tax expenses are immaterial. No tax benefits have been booked related to operating loss carryforwards, given our uncertainty of being able to utilize such loss carryforwards in future years. We anticipate incurring additional losses during the coming year.

Liquidity and Capital Resources

As of December 31, 2016, our working capital deficit was $-0- as the Company had total current assets of $-0- and total current liabilities of $-0-. As of September 30, 2017, our working capital deficit was $8,247 as the Company had total current assets of $1,253 and total current liabilities of $9,500. We continued to consume working capital in the pursuit of our business plan utilizing proceeds from the sale of common stock.

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We do not believe that the Company’s current capital resources will be sufficient to fund its operating activity and other capital resource demands during the next year. Our ability to continue as a going concern is contingent upon our ability to obtain capital through the sale of equity or issuance of debt, and ultimately attaining profitable operations. We estimate the cost of implementing our business plan, and the overall cash requirements of the business for the next twelve months to be $1,500,000 and $8,500,000 respectively. We expect that any financing we receive will be similar to what we have heretofore received over the previous two years to enable us to operate. We cannot assure you that we will be able to successfully complete any of these activities.

The independent registered public accounting firm’s report on our financial statements as of December 31, 2016, includes a “going concern” explanatory paragraph that describes substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to the factors prompting the explanatory paragraph are discussed below and also in Note 5 to the financial statements.

We are presently seeking additional debt and equity financing to provide sufficient funds for payment of obligations incurred and to fund our ongoing business plan.

We expect to generate revenue pursuant to our new business plan and expect to rely on equity and debt financings to fund our capital resources requirements. We will be dependent on additional debt and equity financing to develop our new business but we cannot assure you that any such financings will be available or will otherwise be made on terms acceptable to us, or that our present shareholders might suffer substantial dilution as a result.

Net cash used in operating activities was $182,500 during the period from inception on January 6, 2016 to December 31, 2016, with a net loss of $182,500.

During the period from inception on January 6, 2016 to December 31, 2016, the Company had no net cash flows from investing activities.

During the period from inception or January 6, 2016 to December 31, 2016, the Company had $182,500 in net cash provided by financing activities which consisted of proceeds from the sale of common stock.

Results of Operations

For the Period from Inception on January 6, 2016 to December 31, 2016

Revenues. Net revenues for the period from inception on January 6, 2016 to December 31, 2016 was $-0-.

Consulting and business development. Consulting and business development fees for the period from inception on January 6, 2016 to December 31, 2016 was $179,402.

Professional and accounting fees. Professional and accounting fees for the period from inception on January 6, 2016 to December 31, 2016 was $735. The Company expects professional and accounting fees to increase in the future due to the fees associated with the Company filings with the Securities and Exchange Commission.

Other selling general and administrative expenses. Total other selling, general and administrative expenses for the period from inception on January 6, 2016 to December 31, 2016 was $2,363.

Net Income (Loss). Net loss for the period from inception on January 6, 2016 to December 31, 2016 was $182,500.

For the Nine Months Ended September 30, 2017 and for the Period from Inception on January 6, 2016 to September 30, 2016.

Revenues. For the nine months ended September 30, 2017 and for the period from inception on January 6, 2016 to September 30, 2016, net revenues were $-0-.

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Consulting and business development. Consulting and business development fees for the nine months ended September 30, 2017 were $55,500 compared to $174,086 for the period from inception on January 6, 2016 to September 30, 2016.

Professional and accounting fees. Professional and accounting fees for the nine months ended September 30, 2017 were $15,907 compared to $450 for the period from inception on January 6, 2016 to September 30, 2016. Professional fees consist mainly of the fees for the audits and reviews of the Company’s financial statements as well as the filings with the SEC. The Company anticipates that professional fees will increase commensurate with an increase in our operations.

Other selling, general and administrative expenses. Other selling, general and administrative expenses for the nine months ended September 30, 2017 were $1,840 compared to $1,999 for the period from inception on January 6, 2016 to September 30, 2016. We expect that selling, general and administrative expenses will increase as we add personnel to build our business.

Other Income (Expense). The Company had net other expenses of $-0- for both the nine months ended September 30, 2017 and for the period from inception on January 6, 2016 to September 30, 2016.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Provisions of the Wyoming Act, Articles of Incorporation and Bylaws

Our Articles of Incorporation and bylaws provide that our board of directors will have the exclusive power to make, alter, amend or repeal any provision of our bylaws.

Business Combinations

Section § 17-18-104 of the Wyoming Act, is applicable to corporations organized under the laws of the State of Wyoming. Subject to certain exceptions set forth therein, Section § 17-18-104 of the Wyoming Act provides that a corporation shall not engage in any business combination with any “interested stockholder” for a two-year period following the date that such stockholder becomes an interested stockholder. Under certain circumstances, Section § 17-18-104 of the Wyoming Act makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a two-year period, although the stockholders may, by adopting an amendment to the corporation's charter or by-laws, elect not to be governed by this section. Our charter and by-laws do not exclude us from the restrictions imposed under Section § 17-18-104 of the Wyoming Act. It is anticipated that the provisions of Section § 17-18-104 of the Wyoming Act may encourage companies interested in acquiring us to negotiate in advance with the board of directors.

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FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting Standards Codification Topic 820, “Disclosures About Fair Value of Financial Instruments,” requires us to disclose, when reasonably attainable, the fair market values of its assets and liabilities, which are deemed to be financial instruments. Our financial instruments consist primarily of cash.

PER SHARE INFORMATION

We compute net loss per share in accordance with FASB ASC 205 “Earnings per Share”. FASB ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the statement of operations.

Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

STOCK OPTION GRANTS

We have not granted any stock options to our officers and directors since our inception. Upon the further development of our business, we will likely grant options to directors and officers consistent with industry standards for waste-to-energy companies.

WARRANTS

All of our non-affiliate shareholders purchased shares of our common stock for the price of $0.50 per share. We also granted a Warrant to purchase an equal number of shares for an exercise price of $1.00 per share expiring two years from the date of the sale. A form of the Warrant issued is attached to this Prospectus as an exhibit.

PROPERTIES

Our offices are located at 24328 Vermont Avenue, Suite 300, Harbor City, CA. We lease our offices at this location pursuant to a written sub-lease on a month-to-month basis. We occupy approximately 800 square feet at this location in exchange for $500 per month. We believe our facilities are suitable for our present needs. We also intend to secure additional office and administrative facilities when necessary.

We plan to open an office and a waste-to-energy facility in the Philippines servicing the Metro Manila region of the Philippines in the early part of 2018 following completion of this Offering.

We do not currently rent any property other than our current location at 24328 Vermont Avenue, Suite 300, Harbor City, CA. We do not intend to renovate, improve, or develop properties. We are not subject to competitive conditions for property and currently have no property to insure. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 6, 2016, the Company issued 25,000,000 founder’s shares of the Company to Champion Group LTD (“Champion”), a limited company owned and controlled by our former Chief Executive Officer John R. Munoz, in exchange for initial funds and services provided to the Company. These services include the founding of the company, development of our business plan, and creating branding and design concepts. The value of these services is $2,500 and the shares were issued to him at par value of $0.0001 per share.

We occupy office space in accordance with a sublease from Franco, Inc. pursuant to a written agreement. The beneficial shareholder of Franco, Inc. is John R. Munoz, our former Chief Executive Officer and controlling shareholder of the Company. No rent has been paid and rent started to accrue at the rate of $500 per month on July 1, 2017.

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Family Relationships and Other Matters

There are no family relationships between employees, shareholders, or independent contractors.

Corporate Governance and Director Independence

Our Board of Directors has not established Audit, Compensation, and Nominating or Governance Committees as standing committees. The Board does not have an executive committee or any committees performing a similar function. We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. Of our 3 directors, Renato Paraiso is not “independent” under the definition set forth in the listing standards of the NASDAQ Stock Market, Inc., which is the definition that the Board has chosen to use for the purposes of the determining independence, as the OTC Markets does not provide such a definition.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

•	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

•	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and

•	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

33

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTCQB Qualification for Quotation

We intend to have our stock quoted on the OTCQB marketplace. To have our shares of common stock on the OTCQB marketplace, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this Prospectus, no filing has been made. Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for FINRA to issue a trading symbol and allow sales of our common stock under Rule 144.

Sales of our common stock under Rule 144

We presently have 25,515,000 common shares issued and outstanding. Of these shares 515,000 common shares are held by non-affiliates and 25,000,000 common shares are held by affiliates, which Rule 144 of the Securities Act of 1933, as amended, defines as restricted securities. None of our outstanding shares are eligible for resale under Rule 144 at this time.

We are registering 515,000 common shares held by non-affiliates. We are not registering shares held by affiliates. Any remaining non-affiliate shares as well as all of the remaining affiliates’ shares will still be subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had 6 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the board of directors deems relevant.

Transfer Agent

Our transfer agent is Colonial Stock Transfer, 66 Exchange Place, 1st floor, Salt Lake City, UT 84111. Their telephone number is 801-355-5740 and their website is located at http://www.colonialstock.com.

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Reports to Shareholders

As a result of this offering and assuming the registration statement is declared effective before December 31, 2017, as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission, including Form 10-K for the year ended December 31, 2017. At or prior to December 31, 2017, we intend to voluntarily file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on September 30, 2017. If we do not file a registration statement on Form 8-A at or prior to December 31, 2017, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act, our securities can no longer be quoted on the OTCQB marketplace, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity. We will deliver an annual report to our security holders that will include audited financial statements regardless of whether we are obligated to do so.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits and any materials we file with the Commission may be read and copied, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission and state the address of that site (http://www.sec.gov ). Our registration statement and other information we file with the SEC is available at the web site maintained by the SEC at http://www.sec.gov.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Officers and Directors, executive officers who occupied such position for the year ended December 31, 2016 and the nine months ended September 30, 2017.

Name	Position	Year	Salary		Bonus	Stock Awards	Option	Non-equity incentive plan compensation	Non- qualified deferred compensation	All other Compensation	Total
Renato Paraiso	Chief Executive Officer	2016 2017	$0	(1)	0	0	0	0	0	0	0
John R. Munoz	Former Chief Executive Officer	2016 2017	$0	(1)	0	0	0	0	0	0	0

(1) No formal salary arrangements have been made for our executives

Summary Equity Awards Table

The following table sets forth certain information for our executive officers concerning unexercised options, stock that has not vested, and equity incentive plan awards as of December 31, 2016 and the nine months ended September 30, 2017.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END DECEMBER 31, 2016

	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Renato A. Paraiso	0	0	0	0	0	0	0	0	0

Elliot Polatoff	0	0	0	0	0	0	0	0	0

Fred R. Luke	0	0	0	0	0	0	0	0	0

Directors Compensation

Our directors are not compensated for their service as directors.

Narrative disclosure to summary compensation and option tables

Our board of directors determines the compensation paid to our executive officers based upon the years of service to us, whether services are provided on a full time basis and the experience and level of skill required.

We may award our officers and directors shares of common stock as non-cash compensation as determined by the board of directors from time to time. The board will base its decision to grant common stock as compensation on the level of skill required to perform the services rendered and time committed to providing services to us.

At no time during the last fiscal year with respect to any person listed in the Table above was there:

•	any outstanding option or other equity-based award re-priced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined);
•	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;
•	any option grant;
•	any non-equity incentive plan award made to a named executive officer;
•	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or
•	any payment for any item to be included under All Other Compensation (column (i)) in the Summary Compensation Table.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

During the period from inception on January 6, 2016 to December 31, 2016, and through the date of this registration statement including the first, second, and third quarter 2017 interim periods, there were no disagreements with our auditor Michael T. Studer CPA P.C. (“Studer”) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Studer’s satisfaction would have caused it to make reference thereto in connection with its reports on the financial statements for such years. During the period from inception on January 6, 2016 to December 31, 2016 and through the date of this registration statement, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

LEGAL MATTERS

The legality of certain securities offered by this prospectus will be passed upon for us by John D. Thomas, P.C., Draper, UT (“JDTPC”). JDTPC is a holder of 0 shares of our common stock. JDTPC is a professional corporation owned and controlled by John D. Thomas, the sole shareholder of JDTPC.

EXPERTS

The audited financial statements of the Company as of and for the period from inception on January 6, 2016 to December 31, 2016 included in this prospectus have been audited by Michael T. Studer, CPA, P.C., an independent registered public accounting firm. Such financial statements have been so included in reliance on the reports given upon the authority of said firms as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933, as amended, or the Securities Act, with respect to our shares of Common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or exhibits and schedules thereto. For further information with respect to our business and our securities, reference is made to the registration statement, including the amendments, exhibits and schedules thereto contained in the registration statement.

We also file annual, quarterly and current periodic reports and other information with the SEC under the Securities Exchange Act of 1934. You can inspect these reports and other information, as well as the registration statement and the related exhibits and schedules, without charge, at the public reference facilities of the SEC at room 1580, 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a web site that contains reports and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov. Information contained on the SEC’s web site about us is not incorporated into this prospectus, and you should not consider information contained on the SEC’s web site to be part of this prospectus.

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PART C---OTHER INFORMATION

Financial Statements and Exhibits

1. Financial Statements

The following financial statements of IA Energy Corp. are included in Part A “Information Required in a Prospectus” of the Registration Statement:

IA Energy Corp.

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	33
Balance Sheets at September 30, 2017 (Unaudited) and December 31, 2016	34
Statements of Operations for the nine months ended September 30, 2017 (Unaudited) and for the period from inception on January 6, 2016 to December 31, 2016	35
Statements of Stockholders’ Equity for the nine months ended September 30, 2017 (Unaudited) and for the period from inception on January 6, 2016 to December 31, 2016	36
Statements of Cash Flows for the nine months ended September 30, 2017 (Unaudited) and for the period from inception on January 6, 2016 to December 31, 2016	37
Notes to Financial Statements	38

All other information required in the financial statement schedules has been incorporated in the financial statements or notes thereto or has been omitted since the information is not applicable or not present in amounts sufficient to require submission of the schedule.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of IA Energy Corp.:

I have audited the accompanying balance sheets of IA Energy Corp. (the “Company”) as of December 31, 2016 and the related statements of operations, stockholders’ equity, and cash flows for the period from inception on January 6, 2016 to December 31, 2016. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IA Energy Corp. as of December 31, 2016 and the results of its operations and cash flows for the period from inception on January 6, 2016 to December 31, 2016 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.

Freeport, New York

September 28, 2017

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IA ENERGY CORP.
Balance Sheet

ASSETS

	September 30,	December 31,
	2017	2016
	(Unaudited)

CURRENT ASSETS

Cash and cash equivalents	$1,253	$—

TOTAL CURRENT ASSETS AND TOTAL ASSETS	1,253	—

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable, related party	1,500	—
Accounts payable, third parties	5,000	—
Loan payable, related party	3,000	—

Total Current Liabilities	9,500	—

TOTAL LIABILITIES	9,500	—

STOCKHOLDERS' EQUITY

Preferred stock, $0.0001 par value; 20,000,000 shares authorized,
-0- shares issued	—	—
Common stock, $0.0001 par value; 500,000,000 shares authorized,
25,495,000 and 25,365,000 shares issued and outstanding, respectively	2,550	2,537
Additional paid-in capital	244,950	179,963
Accumulated deficit	(255,747)	(182,500)

Total Stockholders' Equity	(8,247)	—

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,253	$—

The accompanying notes are an integral part of these financial statements

40

IA ENERGY CORP.
Statements of Operations

	For the Nine	Period from Inception	Period from Inception
	Months Ended	on January 6, 2016 to	on January 6, 2016 to
	September 30, 2017	September 30, 2016	December 31, 2016
	(Unaudited)	(Unaudited)

NET REVENUES	$—	$—	$—

OPERATING EXPENSES

Consulting and business development	55,500	174,086	179,402
Professional and accounting fees	15,907	450	735
Other selling, general and administrative	1,840	1,999	2,363

Total Operating Expenses	73,247	176,535	182,500

LOSS FROM OPERATIONS	(73,247)	(176,535)	(182,500)

OTHER INCOME (EXPENSES)	—	—	—

NET INCOME (LOSS)	$(73,247)	$(176,535)	$(182,500)

Net income (loss) per common share - basic and diluted	$(0.00)	$(0.01)	$(0.01)

Weighted average common shares
outstanding - basic and diluted	25,425,496	25,116,884	25,180,292

The accompanying notes are an integral part of these financial statements

41

IA ENERGY CORP.
Statements of Stockholders' Equity
For the Period From Inception on January 6, 2016 through September 30, 2017

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity

Balance, Inception, January 6, 2016	—	—	—	—	—

Stock issued to founder	25,000,000	2,500	(2,500)	—	—

Common stock issued for cash	365,000	37	182,463	—	182,500

Net loss for the period from inception
on January 6, 2016 to December 31, 2016	—	—	—	(182,500)	(182,500)

Balance, December 31, 2016	25,365,000	$2,537	$179,963	$(182,500)	$—

Unaudited:
Common stock issued for cash	130,000	13	64,987	—	65,000

Net loss for the nine months ended
September 30, 2017	—	—	—	(73,247)	(73,247)

Balance, September 30, 2017	25,495,000	$2,550	$244,950	$(255,747)	$(8,247)

The accompanying notes are an integral part of these financial statements

42

IA ENERGY CORP.
Statements of Cash Flows

	For the Nine	Period from Inception	Period from Inception
	Months Ended	on January 6, 2016 to	on January 6, 2016 to
	September 30, 2017	September 30, 2016	December 31, 2016
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)	$(73,247)	$(176,535)	$(182,500)
Adjustments to reconcile net loss to net
cash used by operating activities:
Changes in operating assets and liabilities:
Accounts payable, related party	1,500	—	—
Accounts payable, third party	5,000	—	—

Net Cash Used by Operating Activities	(66,747)	(176,535)	(182,500)

CASH FLOWS FROM INVESTING ACTIVITIES	—	—	—

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from related party loans	3,000	—	—
Proceeds from sale of common stock	65,000	182,501	182,500

Net Cash Provided by Financing Activities	68,000	182,501	182,500

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,253	5,966	—

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	—	—	—

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,253	$5,966	$—

SUPPLEMENTAL CASH FLOW INFORMATION

Cash Payments For:

Interest	$—	$—	$—
Taxes	$—	$—	$—

The accompanying notes are an integral part of these financial statements

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IA Energy Corp.

Notes to the Financial Statements

For the Nine Months Ended September 30, 2017 (Unaudited),

for the Period from Inception on January 6, 2016 to September 30, 2016 (Unaudited),

and for the Period from Inception on January 6, 2016 to December 31, 2016

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

IA Energy Corp. (the Company) was incorporated in the State of Wyoming on January 6, 2016. Our operations to date have been devoted primarily to start-up and development activities, which include: (i) formation of the Company; (ii) development of our business plan; (iii) development of our proprietary waste-to-energy technology; and (iv) marketing of our proprietary waste-to-energy technology. We have not completed development of our proprietary waste-to-energy technology and there is no assurance that we will be successful in completing the development.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements. The following policies are considered to be significant:

a.       Accounting Method

The Company recognizes income and expenses based on the accrual method of accounting. The Company has elected a calendar year-end.

b.       Interim Financial Statements

The interim financial statements as of September 30, 2017 and for the nine months ended September 30, 2017 and for the period from inception on January 6, 2016 to September 30, 2016 are unaudited and have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. These statements reflect all normal and recurring adjustments that, in the opinion of management, are necessary for a fair presentation of the information contained herein. Operating results for the nine months ended September 30, 2017 are not necessarily indicative of results that may be expected for the year ending December 31, 2017.

c.       Cash and Cash Equivalents

Cash equivalents are generally comprised of certain highly liquid investments with original maturities of less than three months.

d.       Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e.       Revenue Recognition

Revenue will be recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) the price is fixed or determinable, (3) collectibility is reasonably assured, and (4) delivery of products or services has occurred. To date, the Company has not recognized any revenues.

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IA Energy Corp.

Notes to the Financial Statements

For the Nine Months Ended September 30, 2017 (Unaudited),

for the Period from Inception on January 6, 2016 to September 30, 2016 (Unaudited),

and for the Period from Inception on January 6, 2016 to December 31, 2016

f.       Income Taxes

The Company accounts for income taxes using the asset and liability method. Under this method, deferred income taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that all or some portion of such deferred tax assets will not be realized. A full allowance against deferred tax assets was provided as of September 30, 2017 and December 31, 2016.

At September 30, 2017, the Company had net operating loss carryforwards of approximately $256,000 which may be offset against future taxable income through 2037. No tax benefit has been reported in the financial statements because the potential tax benefits of the net operating loss carryforwards are offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to future use.

g.       Basic and Diluted Net Loss per Share of Common Stock

Basic net loss per common share is based on the weighted average number of shares outstanding during the periods presented. Diluted earnings per share is computed using the weighted average number of common shares plus dilutive common share equivalents outstanding during the period. For the periods presented, the issued and outstanding warrants (See Note 3) were excluded from the calculation of diluted shares outstanding as the effect of their inclusion would be anti-dilutive.

h.       Recent Accounting Pronouncements

Certain accounting pronouncements have been issued by the FASB and other standard setting organizations which are not yet effective and have not yet been adopted by the Company. The impact on the Company’s financial position and results of operations from adoption of these standards is not expected to be material.

NOTE 3 - EQUITY TRANSACTIONS

The Company has 500,000,000 shares of common stock authorized with a par value of $0.0001. 25,000,000 shares of common stock were issued to the founder of the Company on incorporation.

During the period of inception on January 6, 2016 to December 31, 2016, the Company sold a total of 365,000 shares of its common stock (and 365,000 Warrants) to investors at a price of $0.50 per share or $182,500 total.

During the nine months ended September 30, 2017, the Company sold a total of 130,000 shares of its common stock (and 130,000 Warrants) to investors at a price of $0.50 per share or $65,000 total.

Each Warrant is exercisable into shares of our common stock at an exercise price of $1.00 per share and expires two years from the date of its issuance. As of September 30, 2017, there were a total of 495,000 Warrants outstanding.

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IA Energy Corp.

Notes to the Financial Statements

For the Nine Months Ended September 30, 2017 (Unaudited),

for the Period from Inception on January 6, 2016 to September 30, 2016 (Unaudited),

and for the Period from Inception on January 6, 2016 to December 31, 2016

NOTE 4 - FINANCIAL INSTRUMENTS

Our financial instruments consist of cash and cash equivalents, accounts payable and accrued liabilities, and loans payable. The carrying amount of these assets and liabilities approximate fair value due to their short-term nature.

NOTE 5 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has sustained significant net losses which have resulted in an accumulated deficit at September 30, 2017 of $255,747 and has experienced periodic cash flow difficulties, all of which raise substantial doubt regarding the Company’s ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital. The management of the Company has developed a strategy which it believes will accomplish this objective through short term loans from related parties, and additional equity investments which will enable the Company to continue operations for the coming year. However, there is no assurance that these objectives will be met. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from the outcome of this uncertainty.

NOTE 6–RELATED PARTY TRANSACTIONS

The Company uses two consulting firm corporations that are owned by John Munoz, beneficial owner of 25,000,000 shares of our common stock and Chief Executive Officer of the Company from inception on January 6, 2016 to July 25, 2017. For the period from inception on January 6, 2016 to December 31, 2016, these two firms were paid total consulting and business development expenses of $95,516. For the nine months ended September 30, 2017, one of these two firms was paid consulting and business development expenses of $3,000. Also during the nine months ended September 30, 2017, the Company received a loan from one of the firms in the amount of $3,000. This loan is non-interest bearing and due on demand.

On July 1, 2017, the Company executed a Sublease Agreement with one of the consulting firm corporations referred to in the preceding paragraph. The Sublease Agreement provides for the Company’s use of office space in Harbor City California at a Monthly Base Rent of $500 per month. The term of the Sublease commenced on July 1, 2017 and is to continue on a month-to-month basis, terminable by either party upon 30 days written notice. During the nine months ended September 30, 2017, the Company recorded $1,500 in rent expense which is included in other selling, general and administrative expenses.

NOTE 7–SUBSEQUENT EVENTS

On October 10, 2017 and November 3, 2017, the Company received $10,000 and $2,500, respectively, as loans from a related party. The loans are non-interest bearing and due on demand.

On November 10, 2017, the Company sold 20,000 shares of its common stock (and 20,000 Warrants) to an investor at a price of $0.50 per share for proceeds of $10,000.

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PROSPECTUS

IA Energy Corp.

UP TO 515,000 SHARES OF

COMMON STOCK

TO BE SOLD BY CURRENT SHAREHOLDERS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the issuer have not changed since the date hereof.

Until June __, 2018 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS MARCH __, 2018

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PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES AND ISSUANCE AND DISTRIBUTION

The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below. Each item listed is estimated, except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$33.17
Legal fees and expenses	26,500.00
Accounting fees and expenses	15,000.00
Miscellaneous	1,000.00
Total expenses	$42,533.17

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Pursuant to our charter and under the Wyoming Business Corporation Act, our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for authorization of illegal dividend payments or stock redemptions under Wyoming law or any transaction from which a director has derived an improper personal benefit. Our charter provides that we are authorized to provide indemnification of (and advancement of expenses) to directors, officers, employees and agents of the Company (and any other persons to which applicable law permits the Company to provide indemnification) through by-law provisions, agreements with such persons, vote of stockholders or disinterested directors, or otherwise, to the fullest extent permitted by applicable law.

RECENT SALES OF UNREGISTERED SECURITIES

In the two years prior to this Offering, we offered and sold securities below. None of the issuances involved underwriters, underwriting discounts or commissions. We relied upon Sections 4(2) of the Securities Act, and Rule 506 of the Securities Act of 1933, as amended for the offer and sale of the securities.

We believed these exemptions were available because:

•	We are not a blank check company;

•	We filed a Form D, Notice of Sales, with the SEC;

•	Sales were not made by general solicitation or advertising;

•	All certificates had restrictive legends;

•	Sales were made to persons with a pre-existing relationship to our former Chief Executive Officer, John R. Munoz; and

•	Sales were made to investors who represented that they were accredited investors.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

•	Access to all our books and records.

•	Access to all material contracts and documents relating to our operations.
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•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

•	Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business.

Common Stock Offering For Cash Consideration

On January 6, 2016 we issued 25,000,000 founders shares of our common stock for services rendered to the Company.

On August 16, 2016 we sold 320,000 shares of our common stock for the price of $0.50 per share or an aggregate of $160,000. We also granted a Warrant to purchase 320,000 shares for an exercise price of $1.00 per share expiring two years from the date of the sale.

On October 11, 2016 we sold an aggregate of 45,000 shares of our common stock for the price of $0.50 per share or an aggregate of $22,500. We also granted a Warrant to purchase 45,000 shares for an exercise price of $1.00 per share expiring two years from the date of the sale.

On April 26, 2017 we sold 100,000 shares of our common stock for the price of $0.50 per share or an aggregate of $50,000. We also granted a Warrant to purchase 100,000 shares for an exercise price of $1.00 per share expiring two years from the date of the sale.

On September 13, 2017 we sold 30,000 shares of our common stock for the price of $0.50 per share or an aggregate of $15,000. We also granted a Warrant to purchase 30,000 shares for an exercise price of $1.00 per share expiring two years from the date of the sale.

On November 10, 2017 we sold 20,000 shares of our common stock for the price of $0.50 per share or an aggregate of $10,000. We also granted a Warrant to purchase 20,000 shares for an exercise price of $1.00 per share expiring two years from the date of the sale.

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EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description
3.1	Articles of Incorporation of IA Energy Corp. dated January 6, 2016
3.2	Bylaws of IA Energy Corp. dated January 6, 2016
4.1	Form of Subscription Agreement dated September 28, 2017
4.2	Form of Warrant dated September 28, 2017
5.1	Opinion of John D. Thomas P.C. dated September 28, 2017
10.1	Sub-lease Agreement between IA Energy Corp. and Franco, Inc., dated July 1, 2017
10.2	Engagement Agreement between John D. Thomas, P.C. and IA Energy Corp. dated January 1, 2017
10.3	Consulting Agreement between OZS Consultancy Services and IA Energy Corp. dated January 6, 2016
14.1	Code of Ethics for the Registrant dated September 28, 2017
23.1	Consent of Michael Studer CPA, P.C. dated December 20, 2017
23.2	Consent of John D. Thomas P.C. dated December 20, 2017

*filed herewith

UNDERTAKINGS

Undertakings of the Registrant

The Registrant hereby further undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Limitation of Liability of Directors and Officers; Indemnification and Advance of Expenses

Pursuant to our charter and under the Wyoming Business Corporation Act (hereafter, the “Wyoming Act”), our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for authorization of illegal dividend payments or stock redemptions under Wyoming law or any transaction from which a director has derived an improper personal benefit. Our charter provides that we are authorized to provide indemnification of (and advancement of expenses) to our directors, officers, employees and agents (and any other persons to which applicable law permits us to provide indemnification) through Bylaw provisions, agreements with such persons, vote of stockholders or disinterested directors, or otherwise, to the fullest extent permitted by applicable law.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned in his personal capacity, thereunto duly authorized, in the City of Harbor City, State of California, on the 23rd day of February, 2018.

IA Energy Corp.

Dated: February 23, 2018	/s/ Renato A. Paraiso
Renato A. Paraiso
Chief Executive Officer, Principal Executive Officer and Director

KNOW ALL MEN BY THESE PRESENT, each person whose signature appears below hereby constitutes and appoints Renato A. Paraiso and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant on the dates indicated.

Signature	Title	Date

/s/ Renato A. Paraiso	Chief Executive Officer, Chairman of the Board of Directors and Principal Executive Officer	February 23, 2018
Renato A. Paraiso

/s/ Elliott Polatoff	Director	February 23, 2018
Elliott Polatoff

/s/ Fred R. Luke	Director	February 23, 2018
Fred R. Luke

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